Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2012 RESULTS:

STOCKHOLDERS’ EQUITY PER COMMON SHARE

INCREASES 10.8% SINCE 2011 YEAR-END

NEW YORK, NY, February 21, 2013 – Alleghany Corporation (NYSE-Y) reported stockholders’ equity per common share of $379.13 as of December 31, 2012, an increase of 10.8% from stockholders’ equity per common share of $342.12 at 2011 year-end.

Stockholders’ equity per common share as of December 31, 2012 reflects 8,360,959 shares issued in connection with the merger between Alleghany and Transatlantic Holdings, Inc. (“TransRe”), which closed on March 6, 2012. Alleghany’s results for 2012 include TransRe’s operations subsequent to the closing date.

Results for the 2012 fourth quarter include an after-tax underwriting loss, net of reinsurance and reinstatement premiums, of $267.8 million from Super Storm Sandy. In addition, fourth quarter after-tax investment income was reduced by $8.6 million as a result of Sandy losses at Alleghany’s Homesite Group Incorporated investment.

Our recorded loss for Sandy is based on an analysis of reported claims, an underwriting review of in-force contracts, estimates of losses resulting from wind, flood and other perils, and other factors requiring considerable judgment. Our ultimate loss from Sandy may be materially different from the current estimate due to the broad size and complexity of the event and the preliminary nature of the available information.

Results for the fourth quarter and full year include:

•

An increase in stockholders’ equity to approximately $6.4 billion as of December 31, 2012 from approximately $2.9 billion as of December 31, 2011, primarily reflecting the merger and Alleghany’s net earnings and unrealized investment gains in 2012.

•	Cash and invested assets as of December 31, 2012 of approximately $19.0 billion, compared with $4.9 billion as of December 31, 2011.

•	A 2012 fourth quarter pre-tax loss, before merger-related items, of $147.4 million, compared with pre-tax earnings of $74.0 million for the 2011 fourth quarter.

•

A 2012 fourth quarter net loss of $92.6 million or $5.47 per common share (presented on a basic basis throughout), compared with net earnings of $37.7 million or $4.38 per common share, for the 2011 fourth quarter.

•	2012 pre-tax earnings, before merger-related items, of $511.5 million, compared with $213.5 million for 2011.

•

2012 net earnings of $702.2 million or $45.48 per common share, compared with $143.3 million or $16.26 per common share for 2011. Net earnings for 2012 include merger-related items associated with the purchase of TransRe, including a gain of $494.9 million resulting from the application of purchase accounting treatment, amortization of intangible assets of $253.3 million and transaction costs of $33.8 million.

A summary of Alleghany’s pre-tax results for the three months and years ended December 31, 2012 and 2011 follows:

	Three Months ended December 31,			Year ended December 31,
(in millions)	2012	2011	Change	2012	2011	Change
Underwriting profit (loss):
Reinsurance	($102.4)	$—	($102.4)	$266.7	$—	$266.7
Insurance	(119.6)	8.8	(128.4)	(46.4)	49.5	(95.9)

	(222.0)	8.8	(230.8)	220.3	49.5	170.8

Net investment income	78.4	26.7	51.7	313.0	108.9	204.1
Net realized capital gains	38.0	63.3	(25.3)	157.9	127.1	30.8
Other than temporary impairment losses	—	(0.9)	0.9	(2.9)	(3.6)	0.7
Other income	13.9	0.3	13.6	57.3	1.8	55.5
Other operating expenses	(25.8)	(12.1)	(13.7)	(123.7)	(31.1)	(92.6)
Corporate administration	(8.1)	(7.7)	(0.4)	(42.0)	(21.7)	(20.3)
Interest expense	(21.8)	(4.4)	(17.4)	(68.4)	(17.4)	(51.0)

Net earnings before merger related items and income taxes	($147.4)	$74.0	($221.4)	$511.5	$213.5	$298.0

Merger-related items:
Gain on bargain purchase	—	—	—	494.9	—	494.9
Amortization of intangible assets*	(39.9)	(0.8)	(39.1)	(253.3)	(3.4)	(249.9)
Transaction costs	—	(19.3)	19.3	(33.8)	(19.3)	(14.5)

	(39.9)	(20.1)	(19.8)	207.8	(22.7)	230.5
Earnings before income taxes	($187.3)	$53.9	($241.2)	$719.3	$190.8	$528.5

*	Include immaterial amounts of ongoing amortization arising from the acquisition of subsidiaries other than TransRe.

Weston M. Hicks, President and chief executive officer, commented:

“Alleghany grew its book value per share by 10.8% during 2012. This growth reflects the favorable impact of the TransRe merger, which was highly accretive to our earnings and book value, underwriting profits at TransRe and RSUI, and a total return of 5.4% on our investment portfolio. The performance of TransRe and RSUI was solid given the significant losses from Super Storm Sandy, which will be the second or third costliest U.S. natural catastrophe in history.

“Both RSUI and Capitol Transamerica found opportunities to grow their business during 2012 as the property/casualty insurance market continued to gradually improve. RSUI’s gross premiums written for the year increased by 13.9% with double-digit growth in both the property and casualty lines. RSUI’s premium growth was due to good renewal retention rates, strong new business submissions and modest price increases. Capitol’s net premiums written on its continuing business grew by 8.7% in 2012 as agents responded positively to its service initiatives.

“Lastly, in October 2012, Alleghany’s Board of Directors authorized a $300 million share repurchase program. Through year-end 2012, we repurchased 53,346 shares of our common stock for $17.8 million under this program. In addition, during 2013 through February 13th, we have repurchased another 86,876 shares for $30.5 million.”

2012 Fourth Quarter Underwriting Results

Alleghany’s underwriting loss for the 2012 fourth quarter was $222.0 million, compared with an $8.8 million profit in the fourth quarter of 2011, reflecting a $102.4 million underwriting loss for the reinsurance segment (TransRe), and an underwriting loss of $119.6 million for the insurance segment, compared with a modest underwriting profit in the 2011 fourth quarter. The underwriting loss was due to $412.0 million of losses, net of reinsurance and reinstatement premiums, from Sandy, comprised of $250.8 million for TransRe and $161.2 million for RSUI.

Total net premiums written for the quarter were $1,024 million, compared with $174 million for the 2011 fourth quarter. The insurance segment’s net written premium for the quarter increased by 18.1% to $205 million from the 2011 fourth quarter.

Alleghany’s combined ratio for the quarter was 120.0%, compared with 95.4% in the 2011 fourth quarter. TransRe’s combined ratio for the quarter was 111.4%, and the insurance segment’s combined ratio was 156.5%, compared with 95.4% during the 2011 fourth quarter.

2012 Underwriting Results

Alleghany’s underwriting profit in 2012 was $220.3 million, compared with $49.5 million in 2011. The increase reflects the contribution of $266.7 million of underwriting profit for TransRe since the merger closed on March 6, 2012, partially offset by an underwriting loss of $46.4 million for the insurance segment. TransRe’s underwriting profit during the period was due primarily to the favorable impact of purchase accounting on TransRe’s expense ratio, partially offset by losses from Sandy. The insurance segment’s underwriting loss for 2012 was due primarily to net adverse reserve development at Capitol Transamerica and losses at Pacific Comp, with favorable underwriting results at RSUI largely offset by losses from Sandy.

Total net premiums written for the year were $3,724 million, compared with $775 million for 2011. The insurance segment’s net premium written increased by 14.0% during 2012 to $883.2 million.

Alleghany’s combined ratio for the year was 94.1%, compared with 93.4% during 2011. TransRe’s combined ratio during 2012 was 90.9%, and the insurance segment’s combined ratio was 105.7%, compared with 93.4% during 2011.

Investment Performance

Alleghany’s net investment income for the fourth quarter and full year 2012 was $78.4 million and $313.0 million, respectively, an increase of 194% and 187% over the corresponding 2011 periods, reflecting the addition of TransRe’s investment portfolio. The interest income earned on TransRe’s fixed income portfolio is net of a significant increase to amortization expense resulting from the write-up of the portfolio’s amortized cost basis to its fair value as of the date of the merger. This increased amortization expense reduced TransRe’s reported net investment income, compared with TransRe’s net investment income prior to the merger.

Alleghany’s investment portfolio, excluding other invested assets, was $17.8 billion as of December 31, 2012. The total return on the investment portfolio, excluding other invested assets, for 2012 was 5.4%, including returns of 4.6% on the fixed income portfolio and 4.1% on the equity portfolio. The equity portfolio return compares with a 16.0% total return for the S&P 500 for 2012. The total portfolio return exceeds the fixed income and equity returns due to favorable asset allocation shifts.

Share Repurchases

In October 2012, Alleghany’s Board of Directors authorized the repurchase of shares of its common stock, at such times and at prices as management determines advisable, up to an aggregate of $300.0 million. Through year-end 2012, Alleghany repurchased an aggregate of 53,346 shares of its common stock in the open market for $17.8 million, at an average price per share of $333.08, under the authorization.

Additional Information

Additional information regarding Alleghany’s 2012 fourth quarter and full year results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-K will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc., a leading global reinsurer; RSUI Group, Inc., a national underwriter of property and liability specialty insurance coverages; Capitol Transamerica Corporation, an underwriter of small commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation, an underwriter of workers’ compensation insurance primarily in California.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, which is a “non-GAAP financial measure,” as such term is defined in Regulation G promulgated by the SEC. Underwriting profit represents net premiums earned less net loss and loss adjustment expense and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP, and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss, and when underwriting losses persist over extended periods, a reinsurance or insurance company’s ability to continue as an ongoing concern may be at risk. However, underwriting profit is not meant to be considered in isolation or as a substitute for earnings before income taxes or any other measures of operating performance prepared in accordance with U.S. GAAP. A reconciliation of underwriting profit to earnings before income taxes is presented in the schedules included herein.

# # #

Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of its debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance operating units in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance operating units’ reinsurers to pay reinsurance recoverables owed to its reinsurance and insurance operating units;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance operating units;

•	claims development and the process of estimating reserves;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the reliance by Alleghany’s reinsurance operating units on a limited number of brokers;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance operating units;

•	the loss of key personnel of Alleghany’s reinsurance and insurance operating units;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing its indebtedness;

•	the ability to make payments on, or repay or refinance, its debt; and

•	risks inherent in international operations.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Jeff Majtyka/Mike Smargiassi

Brainerd Communicators, Inc.

212-986-6667

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2012	2011
	(in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2012 – $1,436,540; 2011 – $775,741)	$1,424,014	$870,950
Debt securities (amortized cost: 2012 – $15,593,278; 2011 – $2,538,872)	15,999,538	2,679,528
Short-term investments	366,044	1,096,517

	17,789,596	4,646,995
Other invested assets	537,350	179,815

Total investments	18,326,946	4,826,810
Cash	649,524	84,749
Accrued investment income	165,857	28,879
Premium balances receivable	585,195	147,006
Reinsurance recoverables	1,348,599	852,845
Ceded unearned premiums	154,980	142,946
Deferred acquisition costs	303,515	70,537
Property and equipment at cost, net of accumulated depreciation and amortization	34,118	17,906
Goodwill	83,447	48,095
Intangible assets, net of amortization	128,773	90,863
Current taxes receivable	79,933	0
Net deferred tax assets	532,569	80,975
Other assets	414,511	86,478

Total assets	$22,807,967	$6,478,089

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$12,239,766	$2,313,035
Unearned premiums	1,705,342	549,740
Senior Notes	1,811,483	299,035
Reinsurance payable	67,654	45,462
Current taxes payable	0	16,247
Other liabilities	579,935	328,893

Total liabilities	16,404,180	3,552,412

Common stock (shares authorized: 2012 and 2011 – 22,000,000; issued 2012 –17,478,746; 2011 – 9,117,787)	17,479	9,118
Contributed capital	3,619,912	938,037
Accumulated other comprehensive income	250,508	155,532
Treasury stock, at cost (2012 – 588,123 shares; 2011 – 566,141 shares)	(175,818)	(167,319)
Retained earnings	2,691,706	1,990,309

Total stockholders’ equity	6,403,787	2,925,677

Total liabilities and stockholders’ equity	$22,807,967	$6,478,089

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Income Statement Information

	Years Ended December 31,
	2012	2011
	(in thousands)
Revenues
Net premiums earned	$3,733,005	$747,639
Net investment income	312,998	108,910
Net realized capital gains	157,879	127,141
Other than temporary impairment losses	(2,907)	(3,607)
Gain on bargain purchase	494,940	0
Other income	57,297	1,754

Total revenues	4,753,212	981,837

Costs and Expenses
Net loss and loss adjustment expenses	2,630,170	429,986
Commissions, brokerage and other underwriting expenses	882,502	268,125
Other operating expenses	123,700	31,101
Corporate administration	75,842	41,007
Amortization of intangible assets	253,298	3,355
Interest expense	68,424	17,426

Total costs and expenses	4,033,936	791,000

Earnings before income taxes	719,276	190,837
Income taxes	17,032	47,586

Net earnings	$702,244	$143,251

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Income Statement Information

	Three Months Ended December 31,
	2012	2011
	(in thousands)
Revenues
Net premiums earned	$1,110,091	$192,572
Net investment income	78,430	26,736
Net realized capital gains	38,050	63,253
Other than temporary impairment losses	0	(851)
Gain on bargain purchase	0	0
Other income	13,863	300

Total revenues	1,240,434	282,010

Costs and Expenses
Net loss and loss adjustment expenses	1,042,355	114,568
Commissions, brokerage and other underwriting expenses	289,693	69,226
Other operating expenses	25,790	12,103
Corporate administration	8,151	26,977
Amortization of intangible assets	39,905	839
Interest expense	21,840	4,377

Total costs and expenses	1,427,734	228,090

Earnings before income taxes	(187,300)	53,920
Income taxes	(94,688)	16,249

Net earnings	($92,612)	$37,671

Alleghany Corporation and Subsidiaries

Cash and Investments

(in millions)

	December 31, 2012	December 31, 2011
Equity securities:
Common stock	$1,424.0	$871.0
Preferred stock	—	—

Total equity securities	1,424.0	871.0

Debt securities:
U.S. Government obligations	522.9	267.8
Municipal bonds	6,304.1	1,113.6
Foreign government obligations	816.0	—
U.S. corporate bonds	3,515.7	354.1
Foreign corporate bonds	2,198.5	83.5
Mortgage and asset-backed securities:
Residential mortgage-backed securities	1,662.5	497.3
Commercial mortgage-backed securities	510.1	144.7
Other asset-backed securities	469.7	218.5

Total debt securities	15,999.5	2,679.5

Other invested assets:
Equity method investments	191.9	129.8
Partnership investments	311.9	23.6
Other	33.6	26.4

	537.4	179.8

Short-term investments	366.0	1,096.5

Total investments	18,326.9	4,826.8
Cash	649.5	84.7

Total cash and investments	$18,976.4	$4,911.5

Alleghany Corporation and Subsidiaries

Net Investment Income

(in millions)

	For the Three Months Ended December 31,
	2012	2011
Interest income	$87.9	$23.8
Dividends	10.4	8.0
Equity in income (losses) of Homesite	(16.4)	(3.5)
Equity in income (losses) of ORX	(0.3)	2.7
Other investment income (losses)	2.1	(2.3)

Total investment income	83.7	28.7
Investment expenses	(5.3)	(2.0)

Net investment income	$78.4	$26.7

Net investment income - after tax*	$70.8	$23.8

	For the Year Ended December 31,
	2012	2011
Interest income	$306.1	$100.0
Dividends	24.9	37.8
Equity in income (losses) of Homesite	(6.9)	(20.2)
Equity in income (losses) of ORX	(4.5)	(0.7)
Other investment income (losses)	10.2	(1.2)

Total investment income	329.8	115.7
Investment expenses	(16.8)	(6.8)

Net investment income	$313.0	$108.9

Net investment income - after tax*	$271.1	$90.0

*	Reflects income tax at a 35.0 percent statutory rate, except for tax-exempt interest income and dividends subject to dividends-received deductions.

Alleghany Corporation and Subsidiaries

Premiums Written

(in millions)

	For the Three Months Ended December 31,
	Gross Premiums Written				Net Premiums Written
	2012	2011	Change	% Change	2012	2011	Change	% Change
Reinsurance segment:
Property	$305.4	$—	$305.4	NM	$288.3	$—	$288.3	NM
Casualty and Other	537.9	—	537.9	NM	530.3	—	530.3	NM

	843.3	—	843.3	NM	818.6	—	818.6	NM

Insurance segment:
RSUI	262.0	223.4	38.6	17.3%	163.3	138.7	24.6	17.7%
CATA	37.3	35.4	1.9	5.4%	35.1	33.3	1.8	5.4%
PCC	6.8	1.5	5.3	353.3%	6.6	1.6	5.0	312.5%

	306.1	260.3	45.8	17.6%	205.0	173.6	31.4	18.1%

Intercompany elimination	(5.3)	—	(5.3)	NM	—	—	—
Total	$1,144.1	$260.3	$883.8	NM	$1,023.6	$173.6	$850.0	NM

	For the Year Ended December 31,
	Gross Premiums Written				Net Premiums Written
	2012	2011	Change	% Change	2012	2011	Change	% Change
Reinsurance segment:
Property	$966.2	$—	$966.2	NM	$896.9	$—	$896.9	NM
Casualty and Other	1,974.0	—	1,974.0	NM	1,943.8	—	1,943.8	NM

	2,940.2	—	2,940.2	NM	2,840.7	—	2,840.7	NM

Insurance segment:
RSUI	1,123.4	986.5	136.9	13.9%	715.1	627.9	87.2	13.9%
CATA	158.1	150.4	7.7	5.1%	149.1	141.6	7.5	5.3%
PCC	19.4	4.1	15.3	373.2%	19.0	5.2	13.8	265.4%

	1,300.9	1,141.0	159.9	14.0%	883.2	774.7	108.5	14.0%

Intercompany elimination	(18.2)	—	(18.2)	NM	—	—	—
Total	$4,222.9	$1,141.0	$3,081.9	NM	$3,723.9	$774.7	$2,949.2	NM

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Three Months Ended December 31, 2012

(in millions)

	Reinsurance Segment				Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated
Premiums written:
Gross	$305.4	$537.9	$843.3	$262.0	$37.3	$6.8	$306.1	$1,149.4	$(5.3)	$1,144.1
Net	288.3	530.3	818.6	163.3	35.1	6.6	205.0	1,023.6	—	1,023.6
Net premiums earned	$297.4	$601.1	$898.5	$168.2	$37.2	$6.2	$211.6	$1,110.1	$—	$1,110.1

Net loss and LAE:
Current year	350.9	436.2	787.1	234.7	19.7	6.4	260.8	1,047.9	—	1,047.9
Prior years	—	—	—	(8.3)	(0.9)	3.7	(5.5)	(5.5)	—	(5.5)

	350.9	436.2	787.1	226.4	18.8	10.1	255.3	1,042.4	—	1,042.4
Commissions, brokerage and other underwriting expenses	70.0	143.8	213.8	47.7	20.7	7.5	75.9	289.7	—	289.7

Underwriting profit (loss)	$(123.5)	$21.1	$(102.4)	$(105.9)	$(2.3)	$(11.4)	$(119.6)	(222.0)	—	(222.0)

Net investment income								91.4	(13.0)	78.4
Net realized capital gains								36.7	1.3	38.0
OTTI losses								—	—	—
Gain on bargain purchase								—	—	—
Other income								0.9	13.0	13.9
Other operating expenses								15.3	10.5	25.8
Corporate administration								—	8.1	8.1
Amortization of intangible assets								39.9	—	39.9
Interest expense								12.4	9.4	21.8

Earnings before income taxes								$(160.6)	$(26.7)	$(187.3)

Ratios:
Net loss and LAE
Current year	118.0%	72.6%	87.6%	139.5%	53.0%	102.0%	123.2%	94.4%
Prior years	0.0%	0.0%	0.0%	-4.9%	-2.5%	59.7%	-2.6%	-0.5%

	118.0%	72.6%	87.6%	134.6%	50.5%	161.7%	120.6%	93.9%
Expense	23.5%	23.9%	23.8%	28.3%	55.5%	121.3%	35.9%	26.1%

Combined	141.5%	96.5%	111.4%	162.9%	106.0%	283.0%	156.5%	120.0%

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Three Months Ended December 31, 2011

(in millions)

	Reinsurance Segment				Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated
Premiums written:
Gross	$—	$—	$—	$223.4	$35.4	$1.5	$260.3	$260.3	$—	$260.3
Net	—	—	—	138.7	33.3	1.6	173.6	173.6	—	173.6
Net premiums earned	$—	$—	$—	$155.6	$35.4	$1.6	$192.6	$192.6	$—	$192.6

Net loss and LAE:
Current year	—	—	—	91.5	18.1	1.3	110.9	110.9	—	110.9
Prior years	—	—	—	(12.6)	4.5	11.8	3.7	3.7	—	3.7

	—	—	—	78.9	22.6	13.1	114.6	114.6	—	114.6
Commissions, brokerage and other underwriting expenses	—	—	—	44.5	18.5	6.2	69.2	69.2	—	69.2

Underwriting profit (loss)	$—	$—	$—	$32.2	$(5.7)	$(17.7)	$8.8	8.8	—	8.8

Net investment income								26.5	0.2	26.7
Net realized capital gains								16.3	47.0	63.3
OTTl losses								(0.9)	—	(0.9)
Gain on bargain purchase								—	—	—
Other income								0.1	0.2	0.3
Other operating expenses								10.1	2.0	12.1
Corporate administration								—	27.0	27.0
Amortization of intangible assets								0.8	—	0.8
Interest expense								—	4.4	4.4

Earnings before income taxes								$39.9	$14.0	$53.9

Ratios:
Net loss and LAE
Current year				58.8%	51.1%	81.2%	57.6%	57.6%
Prior years				-8.1%	12.7%	762.9%	1.9%	1.9%

				50.7%	63.8%	844.1%	59.5%	59.5%
Expense				28.6%	52.2%	404.7%	35.9%	35.9%

Combined				79.3%	116.0%	1248.8%	95.4%	95.4%

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Year Ended December 31, 2012

(in millions)

	Reinsurance Segment				Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated
Premiums written:
Gross	$966.2	$1,974.0	$2,940.2	$1,123.4	$158.1	$19.4	$1,300.9	$4,241.1	$(18.2)	$4,222.9
Net	896.9	1,943.8	2,840.7	715.1	149.1	19.0	883.2	3,723.9	—	3,723.9
Net premiums earned	$900.9	$2,015.0	$2,915.9	$655.8	$144.6	$16.7	$817.1	$3,733.0	$—	$3,733.0

Net loss and LAE:
Current year	566.4	1,491.7	2,058.1	497.3	72.7	14.5	584.5	2,642.6	—	2,642.6
Prior years	—	—	—	(31.1)	13.2	5.6	(12.3)	(12.3)	—	(12.3)

	566.4	1,491.7	2,058.1	466.2	85.9	20.1	572.2	2,630.3	—	2,630.3
Commissions, brokerage and other underwriting expenses	191.1	400.0	591.1	184.3	79.2	27.8	291.3	882.4	—	882.4

Underwriting profit (loss)	$143.4	$123.3	$266.7	$5.3	$(20.5)	$(31.2)	$(46.4)	220.3	—	220.3

Net investment income								317.5	(4.5)	313.0
Net realized capital gains								117.9	40.0	157.9
OTTI losses								(2.9)	—	(2.9)
Gain on bargain purchase								—	494.9	494.9
Other income								26.1	31.2	57.3
Other operating expenses								89.2	34.5	123.7
Corporate administration								—	75.8	75.8
Amortization of intangible assets								253.3	—	253.3
Interest expense								40.8	27.6	68.4

Earnings before income taxes								$295.6	$423.7	$719.3

Ratios:
Net loss and LAE
Current year	62.9%	74.0%	70.6%	75.8%	50.2%	86.8%	71.5%	70.8%
Prior years	0.0%	0.0%	0.0%	-4.7%	9.2%	33.2%	-1.5%	-0.3%

	62.9%	74.0%	70.6%	71.1%	59.4%	120.0%	70.0%	70.5%
Expense	21.2%	19.9%	20.3%	28.1%	54.8%	166.5%	35.7%	23.6%

Combined	84.1%	93.9%	90.9%	99.2%	114.2%	286.5%	105.7%	94.1%

Alleghany Corporation and Subsidiaries

Underwriting Results

For the Year Ended December 31, 2011

(in millions)

	Reinsurance Segment				Insurance Segment
	Property	Casualty & Other	Total	RSUI	CATA	PCC	Total	Total Segments	Corporate Activities	Consolidated
Premiums written:
Gross	$—	$—	$—	$986.5	$150.4	$4.1	$1,141.0	$1,141.0	$—	$1,141.0
Net	—	—	—	627.9	141.6	5.2	774.7	774.7	—	774.7
Net premiums earned	$—	$—	$—	$593.8	$149.3	$4.5	$747.6	$747.6	$—	$747.6

Net loss and LAE:
Current year	—	—	—	374.7	78.3	2.8	455.8	455.8	—	455.8
Prior years	—	—	—	(59.5)	5.0	28.7	(25.8)	(25.8)	—	(25.8)

	—	—	—	315.2	83.3	31.5	430.0	430.0	—	430.0
Commissions, brokerage and other underwriting expenses	—	—	—	170.8	72.7	24.6	268.1	268.1	—	268.1

Underwriting profit (loss)	$—	$—	$—	$107.8	$(6.7)	$(51.6)	$49.5	49.5	—	49.5

Net investment income								117.4	—	108.9
Net realized capital gains								79.7	(8.5)	127.1
OTTl losses								(3.6)	47.4	(3.6)
Gain on bargain purchase								—	—	—
Other income								0.7	—	1.8
Other operating expenses								26.2	1.1	31.1
Corporate administration								—	4.9	41.0
Amortization of intangible assets								3.4	41.0	3.4
Interest expense								0.1	—	17.4

Earnings before income taxes								$214.0	$(23.2)	$190.8

Ratios:
Net loss and LAE
Current year				63.1%	52.4%	62.2%	61.0%	61.0%
Prior years				-10.1%	3.3%	638.8%	-3.5%	-3.5%

				53.1%	55.7%	701.0%	57.5%	57.5%
Expense				28.8%	48.7%	547.1%	35.9%	35.9%

Combined				81.9%	104.4%	1248.1%	93.4%	93.4%